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                                                        SOLICITED BY
                                                        THE BOARD OF
                                                        DIRECTORS

                                     PROXY

                              TOMOKA BANCORP, INC.
                        SPECIAL MEETING OF SHAREHOLDERS

                            _________________, 1996

         The undersigned hereby appoints _________________________ and _________________________, and either of them, or such other persons as the board of directors of Tomoka Bancorp, Inc. ("Tomoka"), may designate, proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote all of the shares of common stock of Tomoka at the special meeting of stockholders to be held on __________________, 1996, and at any and all adjournments thereof.

1.   To ratify and approve the Agreement and       FOR     AGAINST   ABSTAIN
     Plan of Merger dated as of July 19, 1996,   --------  --------  --------
     pursuant to which Tomoka will be merged     |      |  |      |  |      |
     with and into The Colonial BancGroup, Inc.  --------  --------  --------

2. In their discretion, to vote on such other matters as may properly come before the meeting, but which are not now anticipated, and to vote upon matters incident to the conduct of the meeting

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TOMOKA AND WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS RESPECTING SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING BUT WHICH ARE NOT NOW ANTICIPATED, AND TO VOTE UPON MATTERS INCIDENT TO THE CONDUCT OF THE SPECIAL MEETING.

                  DATED: ____________________________________________, 1996

                  PHONE NO: _______________________________________________

                  ---------------------------------------------------------
                  (Signature of Stockholder)

                  ---------------------------------------------------------
                  (Signature of Stockholder, if more than one)

                  Please sign exactly as your name appears on the envelope in which this material was mailed. If shares are held jointly, each stockholder must sign. Agents, executors, administrators, guardians and trustees must give full title as such. Corporations should sign by their president or authorized officer.